CREDIT AGREEMENT

     This Credit Agreement dated as of November 5, 1997 is by and among Contran Corporation, a Delaware corporation (the "Borrower"), and Societe Generale, Southwest Agency (the "Bank").

     In consideration of these premises and for other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Bank hereby agree as follows:

                                   ARTICLE I
                             CERTAIN DEFINED TERMS

     Section 1.1 Definitions. As used herein, the following terms will have the following meanings unless the context requires otherwise:

     "Acceptable Lien" shall mean, with respect to the Collateral, a Lien on the Collateral (i) which exists in favor of the Bank, (ii) which is superior to all other Liens, (iii) which secures the Indebtedness, and (iv) which is perfected and is enforceable against all Persons in preference to any rights of any Person therein (including without limitation any right of offset).

     "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period applicable to an Advance, a rate per annum (determined by the Bank) equal to (a) the rate per annum (rounded upwards, if necessary, to the next higher one-one-hundredth of one percent (.01%)) at which deposits are offered to the Bank in the London interbank market with respect to Dollars, at approximately 11:00 a.m. London time two Business Days before the first day of such Interest Period in an amount comparable to the principal amount of such Advance and for a period of time comparable to such Interest Period, divided by (b) one (1) minus the Eurodollar Reserve Percentage.

     "Adjusted Prime Rate" shall mean, as of any day of determination thereof, the higher of (a) the Prime Rate or (b) one-half percent (1/2%) plus the Federal Funds Rate; provided that the Adjusted Prime Rate shall in no event exceed the highest lawful rate.

     "Advance" shall mean any advance made by the Bank to the Borrower under this Agreement.

     "Agreement" shall mean this Credit Agreement dated as of November 5, 1997 between the Borrower and the Bank, as it may be amended or otherwise modified from time to time in accordance with its terms.

     "Available Commitment" shall mean, as of any day, the Commitment on such day less the Paribas LC Exposure.

     "Borrowing Base" shall mean the sum of (a) the product of (i) 49% of the Current Market Value of a Keystone Share, multiplied by (ii) the number of Keystone Shares pledged to the Bank pursuant to the Pledge Agreement, plus (b) in the event any security other than Keystone Shares are pledged as Collateral pursuant to the terms of the Pledge Agreement, the product of (x) 49% of the Current Market Value of such security, multiplied by (y) the number of shares of such security pledged to the Bank pursuant to the terms of the Pledge Agreement.

     "Business Day" shall mean a day other than a Saturday or Sunday or a legal holiday on which the Bank is required or permitted by law to be closed for business and in the case of Eurodollar Advances shall also mean a day on which dealings in Dollar deposits are carried on in the London interbank market and on which banks are open for trading in the New York interbank eurodollar market.

     "Collateral" shall mean the Property of the Borrower described in the Pledge Agreement or any other Loan Document which secures the Indebtedness.

     "Collateral Value" shall mean, with respect to any Property (other than a Keystone Share) which becomes Collateral after the date of this Agreement, (a) if such Property is a marketable security, the Current Market Value thereof, and
(b) otherwise, the lower of book value or fair market value of such Property.

     "Commitment" shall mean the obligation of the Bank to make Advances to the Borrower and issue Letters of Credit for the account of the Borrower subject to the terms herein, in an aggregate principal amount not to exceed $10,000,000, as such amount may from time to time be reduced or terminated as provided for in Section s 8.2 and 8.3.

     "Current Market Value" means, (i) with respect to any security, the most recent closing price of such security on the New York Stock Exchange or, if such security is not listed on the New York Stock Exchange but is listed on another recognized national securities exchange, the most recent closing price of such security on such other exchange, or, if such security is not listed on a national securities exchange, the closing price of such security as reported on the National Association of Securities Dealers Automated Quotations System ("NASDAQ") National Market System or, if applicable, the average of the closing bid and asked quotations for such security as reported on NASDAQ, and (ii) with respect to any security other than a security described in clause (i) above and with respect to any other Property, such value determined by the Bank in accordance with any reputable valuation method.

     "Debt" of any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) that portion of the obligations of such Person under capital leases which is properly recorded as a liability on a balance sheet of that Person prepared in accordance with GAAP, (c) any obligation of such Person that is evidenced by a promissory note, bond, debenture or other instrument representing an extension of credit to such Person, whether or not for borrowed money, (d) any obligation of such Person for the deferred purchase price of property or services, (e) all indebtedness of such Person that is secured by a Lien on assets of such Person, whether or not that Person has assumed such obligation or whether or not such obligation is nonrecourse to the credit of such Person, but only to the extent of the lesser of (i) the fair market value of the assets so subject to the Lien and (ii) the amount of the secured indebtedness, (f) obligations (contingent or otherwise) to reimburse an issuing bank in respect of letters of credit (except to the extent such obligations are cash collateralized), (g) obligations of such Person arising under guaranties or similar agreements and obligations (contingent or otherwise) to purchase or otherwise assure a creditor against loss in respect of indebtedness or obligations of others of the kind referred to in clauses (a) through (f), and
(h) liabilities in respect of unfunded vested benefits under Plans to the extent shown as a liability on a balance sheet of such Person which has been prepared in accordance with GAAP.

     "Default" shall mean an event or condition which, with notice or lapse of time or both would become an Event of Default.

     "Default Rate" shall mean the lesser of (i) the maximum nonusurious rate permitted by applicable law, and (ii) the following rates as appropriate: (a) with respect to any overdue principal of an Advance, two percent (2%) per annum above the interest rate otherwise applicable to such amount at the time it became due, and (b) with respect to any overdue interest or other amounts payable by the Borrower hereunder, two percent (2%) per annum above the Adjusted Prime Rate.

     "Effective Date" means the first date the conditions precedent set forth in
Section 4.1 have been satisfied, as certified by the Bank to the Borrower in writing.

     "Eurodollar Advance" shall mean any Advance bearing interest based on the Adjusted Eurodollar Rate.

     "Eurodollar Reserve Percentage" shall mean, with respect to each Interest Period, that percentage (expressed as a decimal) which is the daily average of the percentage or percentages in effect on each day of such Interest Period as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement (including any marginal, supplemental and emergency reserves) applicable to the Bank in respect of eurodollar fundings (currently referred to in Regulation "D" as "Eurodollar liabilities"). If no such reserves are applicable, such percentage shall be "zero".

     "Event of Default" shall mean the occurrence of any one or more of the events referred to in Section 8.1 of this Agreement that shall not be remedied in the period, if any, provided for therein.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any of its successors.

     "Financial Statements" shall mean the financial statements of the Borrower described in Section 5.3 hereof.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of
Section 1.2.

     "Governmental Authority" means any foreign governmental authority, the United States of America, any state of the United States of America and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over the Bank or the Borrower or any of their respective assets or properties.

     "Indebtedness" shall mean all sums owing to the Bank under or in connection with this Agreement, the Note or any other Loan Document.

     "Interest Payment Date" shall mean: (a) for any Prime Rate Advance, the last Business Day of each calendar month, the day such Advance is converted to a Eurodollar Advance, and the day such Advance is paid in full; and (b) for any Eurodollar Advance, the last day of any Interest Period (and with respect to an Interest Period of six Months, the day falling three months after the first day of such Interest Period), the day such Advance is converted to a Prime Rate Advance, and the day such Advance is paid in full.

     "Interest Period" shall mean, with respect to each Eurodollar Advance:
(a) initially, the period commencing on the date of such Eurodollar Advance and ending one, two, three or six Months thereafter as the Borrower may elect pursuant to Section 2.1 or Section 2.2; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Loan and ending one, two, three or six Months thereafter as the Borrower may elect pursuant to Section 2.1 or Section 2.2(d); provided, however, that (i) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, except that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month.

     "Keystone" means Keystone Consolidated Industries, Inc., a Delaware corporation.

     "Keystone Share" means a share of common stock of Keystone.

     "Legal Requirement" means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, including, but not limited to, Regulation U and Regulation X of the Federal Reserve Board, as the same are from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Letters of Credit" means, collectively, all standby letters of credit issued by the Bank hereunder for the account of the Borrower or for the joint and several account of the Borrower and a Subsidiary or affiliate of the Borrower, including but not limited to Valmont Insurance Company.

     "Lien" shall mean any mortgage, lien, charge, security interest or encumbrance of any kind thereon (including any conditional sale agreement or any other title retention agreement) or any pledge thereof.

     "Loan Documents" shall mean this Agreement, the Note, the Pledge Agreement, and all other agreements, instruments or documents executed at any time in connection herewith.

     "Material Adverse Change" shall mean a material adverse change in the business, financial condition, or results of operations of the Borrower.

     "Months" shall mean, with respect to an Interest Period, a period commencing on the first day of such Interest Period to and including the corre-sponding day in the last of such number of succeeding calendar months from such first day, exclusive of the calendar month in which such Interest Period commences, provided, however, that if such last succeeding calendar month does not contain such a corresponding day such period shall end on and include the last day of such last succeeding calendar month.

     "Note" shall mean the promissory note of the Borrower, payable to the order of the Bank in substantially the forms of Exhibit A attached hereto.

     "Notice of Borrowing" shall have the meaning given to such term in
Section 2.1.

     "Other Instruments" as to any Person shall mean the certificate of incorporation, by-laws of, or partnership agreement pertaining to, such Person and all agreements, instruments, documents, judgments, orders, writs, injunctions, decrees, determinations, awards, ordinances, laws, rules, statutes, regulations, rulings, franchises, permits or the like to which such Person is a party or by which such Person or any assets of such Person may be bound or affected.

     "Paribas LC Exposure" means, the aggregate principal amount of the obligations of the Borrower held by the Bank in respect of outstanding letters of credit issued by Banque Paribas for the account of the Borrower under the Letter Agreement dated as of October 31, 1991, as amended prior to the date of this Agreement, among the Borrower, the banks party thereto, and Banque Paribas Houston Agency, as Agent.

     "Person" includes, without limitation, any individual, corporation, partnership, unincorporated association or organization, government or agency or political subdivision thereof, trust, joint venture or any other entity or any trustee, receiver, custodian or similar official.

     "Pledge Agreement" shall mean the Pledge Agreement of the Borrower in favor of the Bank in substantially the form of Exhibit B attached hereto, as it may be amended from time to time.

     "Prime Rate" shall mean the variable per annum rate of interest announced by Societe Generale, New York Branch from time to time as its prime rate of interest, whether or not the Borrower has notice thereof.

     "Prime Rate Advance" shall mean any Advance bearing interest based on the Adjusted Prime Rate.

     "Property" of any Person shall mean any and all property or assets (real, personal or mixed, tangible or intangible) of such Person.

     "Reimbursement Obligation" means the obligation of the Borrower to reimburse the Bank for the amount of any payment by the Bank in connection with a drawing under a Letter of Credit.

     "Subsidiary" of any Person shall mean any corporation, association, partnership or other business entity of which more than 50% of the outstanding shares of capital stock (or other equivalent interests) having by the terms thereof ordinary voting power under ordinary circumstances to elect a majority of the board of directors or Persons performing similar functions (or, if there are no such directors or Persons, having general voting power) of such entity (irrespective of whether at the time capital stock (or other equivalent interests) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person.

     "Termination Date" shall mean November 3, 1998, or such earlier date the Commitment is terminated pursuant to Section s 2.12, 8.2 or 8.3 hereof.

     "$" or "United States Dollars" shall mean dollars in lawful currency of the United States of America.

     Section 1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the Financial Statements referred to in
Section 5.3 hereof as with any changes in GAAP subsequent to the date of this Agreement occur, and all financial data submitted pursuant to this Agreement shall, unless expressly qualified to the contrary, be prepared in accordance with such principles.

     Section 1.3 Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and Exhibit references are to Articles, Section s and Exhibits to this Agreement, unless otherwise specified.


                                   ARTICLE II
                              TERMS AND CONDITIONS

     Section 2.1  Advances and Letters of Credit.

     (a) Subject to the terms and conditions contained in this Agreement, the Bank agrees to make available to the Borrower a revolving credit facility, under which the Borrower may borrow Advances from the Bank and request the Bank to issue Letters of Credit at any time and from time to time, on or before the earlier of the Termination Date or the date as of which the Commitment has terminated pursuant to the terms of Section 2.12, 8.2 or 8.3 hereof, in such amounts as the Borrower may request; provided, however, that (i) the aggregate outstanding principal balance of all outstanding Advances plus the aggregate unpaid Reimbursement Obligations plus the aggregate undrawn face amount of all outstanding Letters of Credit shall not exceed at any time an amount equal to the lesser of the Available Commitment or the Borrowing Base, and (ii) each request for a Prime Rate Advance hereunder shall be in the minimum amount of $500,000 and an integral multiple of $100,000, and (iv) each request for a Eurodollar Advance hereunder shall be in the minimum amount of $1,000,000 and an integral multiple of $100,000. At any time prior to the Termination Date, subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Advances hereunder.

     (b) Each request for an Advance shall be made on notice given by the Borrower not later than 11:00 A.M. (Dallas time) (i) on the third Business Day prior to the date of a proposed Eurodollar Advance, or (ii) on the Business Day of a proposed Prime Rate Advance. Each such notice from the Borrower of a request for Advance (a "Notice of Borrowing") shall be in writing and shall be in substantially the form of Exhibit "C" hereto, specifying (i) the requested date of such Advance, (ii) whether the Advance is to be a Prime Rate Advance or a Eurodollar Advance, (iii) the aggregate Dollar amount of such Advance, and
(iv) in the case of a Eurodollar Advance, the initial Interest Period for such Advance. Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

     (c) Each request for a Letter of Credit shall be made on notice given by the Borrower not later than 11:00 A.M. (Dallas time) at least three Business Days prior to the date a proposed Letter of Credit is to be issued, in the form of Exhibit "D" attached hereto, specifying (i) the requested date of issuance of such proposed Letter of Credit, (ii) the face amount of such proposed Letter of Credit, (iii) the form of such proposed Letter of Credit, which must be a standby Letter of Credit in form acceptable to the Bank, and (iv) the expiry date of such proposed Letter of Credit, which expiry date shall in no event be
(A) more than one year from the date of issuance or, if renewed, one year from any date of such renewal, or (B) later than the Termination Date (unless the Bank consents to such a later date and the Borrower agrees to provide cash collateral at the Termination Date to fully secure the undrawn portion of any such Letter of Credit on and after the Termination Date as set forth in
Section 3.3 hereof or on terms otherwise satisfactory to the Bank).

     (d)  All Advances, together with accrued interest thereon as provided in
Section 2.2, shall be evidenced by the Note, and shall be due and payable in full on the Termination Date.

     (e) The amount paid by the Bank in connection with any drawing under a Letter of Credit shall be reimbursed by the Borrower to the Bank on the same day as such payment by the Bank, provided, however, that in the event the conditions precedent for a Prime Rate Advance are satisfied on the date of such payment by the Bank (other than the delivery of a Notice of Borrowing) and the Borrower has not otherwise notified the Bank that it intends to repay such Reimbursment Obligations with its own funds on such day, such Reimbursment Obligation shall be automatically deemed to be a Prime Rate Advance by the Bank for the account of the Borrower made as of the date of such payment by the Bank.

     Section 2.2  Interest.

     (a) Interest shall accrue on the unpaid principal amount of each Eurodollar Advance at a rate per annum equal at all times to the lesser of (i) the Adjusted Eurodollar Rate plus one and one half percent (1 1/2%), and (ii) the Maximum Rate; provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the lesser of
(i) the greater of (A) the Adjusted Prime Rate in effect from time to time plus two percent (2%) and (B) the rate required to be paid on such Advance immediately prior to the date on which such amount became due plus two percent (2%) and (ii) the Maximum Rate.

     (b) Interest shall accrue on the unpaid amount of each Prime Rate Advance at a rate per annum equal at all times to the lesser of (i) the Adjusted Prime Rate, and (ii) the Maximum Rate; provided, that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (i) the rate required to be paid on such Advance immediately prior to the date on which such amount becomes due plus two percent (2%) and (ii) the Maximum Rate.

     (c) Accrued interest for each Advance shall be due and payable on each Interest Payment Date for such Advance. There shall be no more than three (3) Interest Periods applicable to Eurodollar Advances hereunder at any one time.

     (d) At least three Business Days prior to the end of any Interest Period applicable to an outstanding Eurodollar Advance, the Borrower shall, by notice to the Bank, select a new Interest Period to be applicable to such Advance or request that such Advance be converted to a Prime Rate Advance at the end of the Interest Period then applicable thereto. If the Bank does not receive such notice it will automatically convert such Eurodollar Advance to a Prime Rate Advance at the end of the Interest Period then applicable thereto. At any time upon three Business Days prior notice to the Bank, the Borrower may convert all or any portion of a Prime Rate Advance (but not less than $1,000,000 and an integral multiple of $100,000) into a Eurodollar Advance having an Interest Period as selected by the Borrower.

     (e) If at any time the Bank determines that Dollars are not available to the Bank in the London interbank market for any Interest Period requested by the Borrower, or it is otherwise impossible to have Eurodollar Advances, then, the Borrower agrees that (i) the obligation of the Bank to make or maintain Eurodollar Advances shall be suspended until such time as the Bank gives notice to the Borrower that the circumstances giving rise to such suspension no longer exist, (ii) each requested Advance thereafter shall be a Prime Rate Advance, and
(iii) each outstanding Eurodollar Advance shall be converted to a Prime Rate Advance on the last day of the then applicable Interest Period.

     (f) In the event the rate of interest chargeable under this Agreement or the Note at any time is greater than the Maximum Rate, the unpaid principal amount of the Note shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Note equals the amount of interest which would have been paid or accrued on the Note if the stated rates of interest set forth in this Agreement had at all times been in effect. In the event, upon payment in full of the Note, the total amount of interest paid or accrued under the terms of this Agreement and the Note is less than the total amount of interest which would have been paid or accrued if the rates of inter-est set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Bank an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on the Note if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on the Note if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid or accrued under this Agreement on the Note. In the event the Bank ever receives, collects or applies as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Note, and if no such principal is then outstand-ing, such excess or part thereof remaining shall be paid to the Borrower.

     Section 2.3  Fees.

     (a) On the last day of each March, June, September and December thereafter and on the Termination Date, the Borrower shall pay to the Bank a commitment fee of one half of one percent (1/2%) of the average daily unborrowed portion of the Commitment (borrowings to include for this purpose both outstanding Advances and the undrawn face amount of outstanding Letters of Credit) during the preceding quarter (or in the case of the first such payment, during the period from the Effective Date to the date such payment is due, and in the case of the last such payment, during the period from the immediately preceding payment of such fee to the Termination Date), calculated on the basis of a 360-day year.

     (b) The Borrower shall pay to the Bank a letter of credit fee in connection with each Letter of Credit equal to one and one half of one percent (1 1/2%) per annum of the amount available for drawing under such Letter of Credit, from and including the issuance date thereof to but excluding the date such Letter of Credit expires or is terminated, such fee to be payable quarterly in arrears on the last date of each March, June, September and December and on the Termination Date, calculated on the basis of a 360-day year for the number of days elapsed.

     Section 2.4    Payments and Computations.

     (a) All payments hereunder or under the Note shall be made to the Bank at its offices at 4800 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas, 75201, or at such other address or addresses as the Bank may designate for such purpose from time to time by written notice to the Borrower, without any presentment thereof. The Borrower shall make all payments hereunder or under the Note not later than 12:00 noon (Dallas time) on the day when due to the Bank in Dollars in immediately available funds.

     (b) Whenever any payment hereunder or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest at the rate then effective.

     (c) Interest hereunder shall be computed on the basis of a 360-day year, in the case of the Eurodollar Rate, and on the basis of a 365 or 366-day year, as applicable, in the case of the Adjusted Prime Rate, for the actual number of days elapsed, including the first day but excluding the last day.

     Section 2.5 Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for the Bank to make or maintain Eurodollar Advances or to perform its obligations hereunder, the Borrower agrees that upon notice to the Borrower by the Bank, (a) the obligation of the Bank to make or maintain Eurodollar Advances shall be suspended while such unlawfulness exists or is asserted, (b) the Borrower shall forthwith pay interest on such Advances at the Adjusted Prime Rate, and (c) the Borrower shall indemnify the Bank for all losses, expenses and liabilities as provided in
Section 2.11 hereof.

     Section 2.6 Increased Costs. If the enactment or adoption of any Legal Requirement or if any change in any Legal Requirement or in the interpretation thereof by any court or regulatory body or other Governmental Authority charged with the administration thereof or compliance by the Bank with any request or directive (whether or not having the force of law) or any such court, or governmental or regulatory authority or central bank shall either (i) impose, modify or deem applicable any reserve, special deposit, capital or similar requirement against any extension of credit by, or assets of, or any deposits or other liabilities of, the Bank or (ii) impose on the Bank any tax, duty or other charge with respect to this Agreement or any condition regarding this Agreement, and the result of any event referred to in clauses (i) or (ii) above shall be to increase the cost to the Bank of maintaining Eurodollar Advances or issuing or maintaining Letters of Credit or to reduce the amounts receivable by the Bank hereunder in connection with Eurodollar Advances or Letters of Credit (which increase in cost or reduction in amounts receivable shall be the result of the Bank's reasonable allocation of the aggregate of such cost increases or reductions resulting from such events), then, within ten days of demand by the Bank, the Borrower shall pay to the Bank from time to time as specified by the Bank, additional amounts which shall be sufficient to compensate the Bank for the portion of such increased cost or reduction allocable to the Borrower, together with interest on each such amount accruing from the date five days after the date payment of such amount was demanded until payment of such amount in full at the Adjusted Prime Rate. A certificate setting forth in reasonable detail such increased cost or reduction incurred by the Bank as a result of any event mentioned in clause (i) or (ii) above, submitted by the Bank to the Borrower, shall be conclusive, absent manifest error, as to the amount thereof, provided that the Borrower shall not be obligated to pay such cost or reduction unless the Bank shall have similar terms as its general policy applicable to similar borrowers electing to borrow funds subject to Eurodollar Rate interest provisions or requesting letters of credit. The protection of this paragraph
(a) shall be available to the Bank regardless of any possible contention of invalidity or inapplicability of the Legal Requirement which has been imposed, unless such Legal Requirement is ultimately determined to be invalid or inapplicable and the result of such determination is to retroactively eliminate the increase in cost or reduction of amounts receivable resulting from such Legal Requirement.

     Section 2.7  Taxes/Net Payments.

     (a) Any and all payments by the Borrower hereunder or under the Note shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, however, income, capital and franchise taxes imposed by the United States or a state or other political subdivision thereof (all taxes, levies, imposts, deductions, charges, withholdings and liabilities referred to in this sentence (other than such excluded income, capital and franchise taxes imposed by the United States or a state or other political subdivision thereof) are herein referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.7) the Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and in a manner such that the Bank shall not be required to make any deduction or payment of any Taxes.

     (b) If the Bank shall be required by law to make any deduction or payment with respect to any payment made by the Borrower for any present or future taxes, levies, imposts, deductions, charges, withholdings or liabilities with respect thereto, excluding, however, income, capital and franchise taxes imposed by the United States or a state or other political subdivision thereof (all taxes, levies, imposts, deductions, charges, withholdings and liabilities referred to in this sentence (other than such excluded income, capital and franchise taxes imposed by the United States or a state or other political subdivision thereof) are herein referred to as "Other Taxes"), (i) the Borrower agrees to pay such Other Taxes to the relevant taxation authority or other authority in accordance with applicable law and in a manner such that the Bank shall not be required to make any such deduction or payment of any Other Taxes, and (ii) the Bank may, at its option upon notice to the Borrower, pay such Other Taxes, and the Borrower agrees to reimburse immediately the Bank for the amount so paid plus interest thereon from the date so paid until reimbursed at the Adjusted Prime Rate.

     (c) The Borrower will indemnify, and does hereby indemnify, the Bank for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable by the Borrower or the Bank under this Section 2.7) paid by the Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payment under such indemnification shall be made within 30 days from the date the Bank makes written demand therefor from time to time, provided that such indemnification shall only be required if the Bank shall have similar terms as its general policy applicable to similar borrowers.

     Section 2.8 Interest on Overdue Amounts. In the event that any Advances are not paid when due or any interest thereon or other amount payable by the Borrower hereunder is not paid when due the Borrower shall pay interest on any such overdue amount, to the extent permitted by law, from and including the date such amount becomes due to but excluding the date paid (calculated on the basis of a 360-day year), at the Default Rate, such interest to be due and payable on demand by the Bank.

     Section 2.9 Mandatory Prepayments. If at any time (a) the sum of the aggregate amount of outstanding Advances plus the aggregate amount of unpaid Reimbursement Obligations plus the aggregate undrawn face amount of all outstanding Letters of Credit exceeds (b) the Borrowing Base, the Borrower shall, within one Business Day of the notice thereof from the Bank, either (i) prepay Advances in an amount equal to such excess, such prepayment to be applied first to outstanding Prime Rate Advances and then to outstanding Eurodollar Advances, and, if necessary thereafter, will provide cash collateral for outstanding Letters of Credit in an amount equal to such remaining excess, and/or (ii) provide an Acceptable Lien on such additional Collateral satisfactory to the Bank in its sole discretion with a Current Market Value such that after giving effect thereto and any amendments deemed necessary in the sole discretion of the Bank to reflect such additional Collateral and its inclusion in the Borrowing Base, and after recalculating the Borrowing Base, there remains no such excess which is not dollar for dollar cash collateralized. Provided that the Borrower has first pledged to the Bank all unencumbered Keystone Shares owned by the Borrower, the Bank agrees that shares of common stock of Valhi, Inc., a Delaware corporation, owned by the Borrower shall be acceptable additional Collateral with a Borrowing Base value equal to 49% of the Current Market Value for each such share of Valhi, Inc. pledged.

     Section 2.10 Optional Prepayments. The Borrower may prepay any Advance in full or in part upon at least (i) three Business Days' notice to the Bank in the case of Eurodollar Advances, or (ii) one Business Day notice to the Bank in the case of Prime Rate Advances, in each case stating the proposed date and principal amount of the prepayment, and if such notice is given, the Borrower shall prepay such principal amount with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that any such prepayment in connection with any Eurodollar Advance shall be made only on the last day of the then current Interest Period applicable thereto; and provided, further, that all prepayments shall be in integral multiples of $100,000 and no Eurodollar Advance remaining outstanding shall be an amount less than $1,000,000.

     Section 2.11 Compensation. The Borrower shall compensate the Bank, upon written request by the Bank, for all losses, expenses and liabilities (i) if any prepayment or conversion of any Eurodollar Advance occurs on a date which is not the last day of the Interest Period for such Advance being prepaid or converted,
(ii) if any prepayment or conversion of any Eurodollar Advance is not made on any date specified in a notice of prepayment given by the Borrower pursuant to
Section 2.10 hereof or notice of conversion given by the Borrower pursuant to
Section 2.2 hereof, (iii) as a result of any failure to borrow any Eurodollar Advance requested pursuant to a Notice of Borrowing, whether due to failure by the Borrower to fulfill on or before the date specified for such Eurodollar Advance the applicable conditions specified in Article IV or otherwise, or
(iv) as a consequence of the timing of any acceleration of the Eurodollar Advances pursuant to Section s 9.2 or 9.3 hereof, or conversion of the Eurodollar Advances to the alternative interest rate calculation as provided in
Section 2.5 hereof, including (without limitation) any loss or expense incurred in liquidating or employing deposits from third parties and loss of interest or other profit for the period after such prepayment, acceleration or conversion; provided that the Bank shall have delivered to the Borrower a certification in reasonable detail as to the amount of such loss or expense, which certification shall be binding on the Borrower in the absence of manifest error; and provided further that the Bank shall have similar terms as its general policy applicable to similar borrowers electing to borrow funds subject to Eurodollar Rate interest provisions.

     Section 2.12 Termination or Reduction of Commitment. The Borrower may at any time terminate or reduce the unused amount of the Commitment, upon three days prior written notice to the Bank, in integral multiples of $1,000,000; provided, however, that any such termination or reduction shall be permanent, and the Borrower shall not be entitled to reinstate or increase the amount of the Commitment.

     Section 2.13 Obligations Absolute. To the fullest extent permitted by applicable law, the obligations of the Borrower under this Agreement in connection with Letters of Credit shall be absolute, unconditional and irrevocable, and shall be paid or performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

     (a) any lack of validity or enforceability of this Agreement, the Pledge Agreement, or any Letter of Credit;

     (b) any amendment or waiver of or any consent to depart from the terms of this Agreement, the Pledge Agreement, or any Letter of Credit (with the consent of the Borrower and any beneficiary of such Letter of Credit);

     (c) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit, the Bank or any other Person, whether in connection with this Agreement, or any transactions contemplated hereby or thereby or any unrelated transaction;

     (d) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever, provided that payment by the Bank under any Letter of Credit shall not have constituted gross negligence or willful misconduct of the Bank;

     (e) any nonapplication or misapplication by the beneficiary of any Letter of Credit or otherwise of the proceeds of any drawing under any Letter of Credit;

     (f) payment by the Bank under any Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit, provided that payment by the Bank under such Letter of Credit shall not have constituted gross negligence or willful misconduct of the Bank;

     (g) the failure by the Bank to honor any drawing under any Letter of Credit or to make any payment demanded under any Letter of Credit on the ground that the demand for such payment does not conform to the terms and conditions such Letter of Credit, provided that such failure shall not have constituted gross negligence or willful misconduct of the Bank; and

     (h) any other circumstance or happening whatsoever, including the circumstances described in Section 2.14, whether or not similar to any of the foregoing, provided that such circumstances or happening shall not have constituted gross negligence or willful misconduct of the Bank.

     Section 2.14  Limited Liability of the Bank.

     (a) Notice of Bank's Duties. As between the Bank and the Borrower, the Borrower assumes all risk of the acts or omissions of any beneficiary of a Letter of Credit with respect to its use of such Letter of Credit. Neither the Bank, its correspondents, its affiliates nor any of their officers or directors shall be liable or responsible for:

    (i) the use which may be made of any Letter of Credit or for any actions or omissions of any beneficiary of any Letter of Credit;

   (ii) the existence or nonexistence of a default under any instrument secured or supported by any Letter of Credit or any other event which gives rise to a right to call upon any Letter of Credit;

  (iii) the failure of any instrument to bear any reference or adequate reference to any Letter of Credit;

   (iv) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted in connection with the application for and issuance of, or the making of a drawing under, any Letter of Credit, even if it should in fact prove to be in any or all respect invalid, insufficient, inaccurate, fraudulent or forged;

    (v) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason;

   (vi) the failure of the beneficiary of any Letter of Credit to comply fully with all conditions required in order to effect a drawing;

  (vii) errors, omissions, interruptions, losses, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopier or otherwise;

 (viii)   any consequences arising from causes beyond the control of the Bank;
          and

   (ix) any act, error, neglect or default, omissions, insolvency or failure in the business of any of the Bank's correspondents, for any refusal by the Bank or any of the Bank's correspondents to pay or honor drafts drawn under any Letter of Credit because of any applicable law, now or hereafter enforced, or for any matter beyond the control of the Bank and its affiliates;

except only that the Borrower shall have a claim against the Bank for acts or events described in the immediately preceding clauses (ii) through (ix), and the Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by (A) the Bank's willful misconduct or gross negligence in determining whether documents were presented under any Letter of Credit comply with the terms of any Letter of Credit or (B) the Bank's willful failure or gross negligence in failing to pay under such Letter of Credit after the presentation to it by the beneficiary of a sight draft and any required document strictly complying with the terms and conditions of the such Letter of Credit.

     (b) No Duty to Inquire. The Borrower agrees that the Bank is authorized and instructed to accept and pay drawings under any Letter of Credit without requiring, and without responsibility for, the determination as to the existence of any event giving rise to such drawing, either at the time of acceptance of documents presented in connection with such drawing, upon payment of such drawing by the Bank or thereafter. The Borrower agrees that the Bank is under no duty to determine the proper identity of anyone presenting documents under any Letter of Credit in connection with a drawing or otherwise (whether by tested telex or otherwise) as the officer, representative or agent of any beneficiary under the such Letter of Credit and payment by the Bank to any such beneficiary when requested by any such purported officer, representative or agent is hereby authorized and approved by the Borrower. In furtherance and not in limitation hereof, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.


                                  ARTICLE III
                                    SECURITY

     Section 3.1 Collateral. As security for the Indebtedness and the perfor-mance of all other obligations of the Borrower to the Bank pursuant to this Agreement and the other Loan Documents, the Borrower agrees that at all times the Bank shall have an Acceptable Lien on all Collateral. In connection therewith, the Bank agrees that the Borrower may, at any time prior to the Termination Date when no Default has occurred and is continuing, withdraw or substitute Collateral if (i) the substitute Collateral is margin stock acceptable to the Bank in its sole discretion and any changes deemed necessary in the sole discretion of the Bank to the Loan Documents are made to reflect such substitution of Collateral, and (ii) the Borrowing Base is redetermined to give effect to such withdrawal or substitution, and the sum of the aggregate outstanding amount of Advances plus the aggregate amount of unpaid Reimbursement Obligations plus the aggregate amount available to be drawn under outstanding Letters of Credit does not exceed such redetermined Borrowing Base.

     Section 3.2 Further Assurances. The Borrower agrees to execute or to cause the execution of such further financing statements, instruments or documents as may be necessary from time to time in the opinion of the Bank to effect the intent of this Article III.

     Section 3.3 Collateral After the Termination Date. Except as otherwise set forth in this Section , if any Letters of Credit remain outstanding on or after the Termination Date, but all other non-contingent obligations of the Borrower hereunder have been paid in full and no Default has occurred and is continuing, the Borrower shall provide cash collateral to the Bank on or before sixty days after the Termination Date having an aggregate fair market value equal to the aggregate undrawn amount of such outstanding Letters of Credit for deposit in the Collateral Account (as defined in the Pledge Agreement), and such cash collateral shall secure the Borrower's continuing obligations in respect of such outstanding Letters of Credit subject to the terms of the Pledge Agreement. In the event the Bank receives such cash collateral on or prior to the date required, the Bank shall release the Pledged Shares to the Borrower and any other Collateral subject to the terms of the Pledge Agreement (other than the cash collateral just received by the Bank from the Borrower); provided, however, that such Pledged Shares and the lien of the Bank on such other Collateral shall not be released, and the Borrower shall not be obligated to provide such cash collateral if, on or before the earlier of the date sixty days after the Termination Date or the date of the proposed release any Default specified in
Section 8.1(f) or Section 8.1(g) shall have occurred. In the event that, for whatever reason, the Borrower fails to provide cash collateral as required pursuant to this Section , then notwithstanding anything to the contrary in the Pledge Agreement, the Bank may, at its discretion, sell, transfer, dispose of or otherwise liquidate all or any portion of the Pledged Shares or such other Collateral and hold the proceeds thereof in the Collateral Account as cash collateral to secure the Borrower's contingent obligations in respect of the outstanding Letters of Credit.


                                   ARTICLE IV
                              CONDITIONS PRECEDENT

     Section 4.1 Conditions to Initial Advance and Letter of Credit. The obligation of the Bank to make the initial Advance and Letter of Credit is subject to the conditions precedent that the matters set forth in Section 4.2 are true and correct and the Bank shall have received all of the following in form and substance satisfactory to the Bank:

     (a) this Agreement, the Note, the Pledge Agreement and any related UCC financing statements, and a Federal Reserve Form U-1, each duly and validly authorized and executed by the Borrower;

     (b) certified copies of (i) the resolutions of the Board of Directors of the Borrower authorizing the execution of the Loan Documents and the consummation of the transactions contemplated thereby, (ii) the Certificate of Incorporation and the Bylaws of the Borrower, and (iii) the names and true signatures of the officers of the Borrower authorized to sign this Agreement, the Notices of Borrowing, Letter of Credit Applications and the other Loan Documents;

     (c) a certificate of existence and good standing with respect to the Borrower from the State of Delaware and a certificate of good standing from the State of Texas;

     (d) the written opinion or opinions of counsel for the Borrower with respect to this Agreement, the other Loan Documents to be executed by the Borrower, and the transactions contemplated hereby, which opinions shall cover the matters set forth in Exhibit "E" attached hereto; and

     (f) all certificates evidencing the Pledged Securities (as defined in the Pledge Agreement) and related stock powers in favor of the Bank, duly executed on behalf of the Borrower.

     Section 4.2  Conditions Precedent for each Advance or Letter of
Credit. The obligation of the Bank to make any Advance or to issue, amend or extend any Letter of Credit is subject to the following conditions precedent:

     (a) All representations and warranties of the Borrower contained herein or in any other Loan Document shall be true and correct in all material respects.

     (b)  There shall exist no Default or Event of Default.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Bank as follows:

     Section 5.1 Organization and Authority. The Borrower is a corporation duly and validly organized and in good standing under the laws of the state or country of its incorporation, and is authorized to do business and is in good standing in all jurisdictions in which such qualification or authorization is necessary. The Borrower has all requisite corporate power and authority to conduct its business, own its properties, and to enter into and deliver the Loan Documents and all other documents and agreements contemplated by this Agreement to which the Borrower is a party and to perform all of its obligations pursuant to each of them. The Loan Documents and all other documents and agreements contemplated hereby to which the Borrower is a party have been duly authorized, executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws at the time in effect affecting the rights of creditors generally.

     Section 5.2 Other Instruments. The Borrower is not in material violation of any provisions of any Other Instruments, and the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, the execution and delivery of the instruments contemplated hereby, and fulfillment of the terms and compliance with the provisions hereof and thereof do not and will not result in a material violation or breach of, or constitute a default under or result in any Lien (other than in favor of the Bank) upon any Collateral under any of the Other Instruments. The Borrower is not a party to or bound by any contract or subject to any restriction which could reasonably be expected to cause a Material Adverse Change. The Borrower is not required to obtain any consent, approval or authorization of, or to make any registration, declaration or filing with, any government or government entity as a condition precedent to the valid execution and delivery of this Agreement or any other instrument or agreement contemplated hereby and the valid issue and delivery of the Note as contemplated hereby, except for such consent, approval, authorization, registration, declaration or filing, the failure to so obtain or make would not cause a Material Adverse Change.

     Section 5.3 Financial Condition. The Borrower has delivered to the Bank its financial statements dated as of December 31, 1996 (such statements are collectively referred to herein as "the Financial Statements"). The Financial Statements have been prepared in accordance with GAAP consistently applied, and fairly present the financial condition of the Borrower as of December 31, 1996. No Material Adverse Change has occurred since December 31, 1996.

     Section 5.4 Litigation. There are no actions, suits or proceedings pending against the Borrower at law, in equity or in admiralty or by or before any Governmental Authority, and, to the best knowledge of the Borrower, there are no actions, suits or proceedings threatened against the Borrower, except for such actions, suits or proceedings which could not reasonably be expected to cause a Material Adverse Change.

     Section 5.5  Title to Collateral; Liens.

     (a) The Borrower has good and indefeasible title to all Collateral. All Keystone Shares constituting part of the Collateral, and all Keystone Shares or other securities which may subsequently be pledged as Collateral (i) are not subject to any restrictions on sale or transfer except for any restrictions regarding compliance with applicable securities laws and (ii) either (A) are not, and will not be, "restricted securities" as such term is used or defined in paragraph (a)(3) of Rule 144, or (B) if and to the extent such shares are or will be "restricted securities" as so defined, such shares have been held by the Borrower for greater than two (2) years within the meaning of and as calculated pursuant to the holding period provisions of paragraph (d) of Rule 144. The Borrower fully paid the purchase price of all Keystone Shares constituting part of the Collateral at the time it acquired such Keystone Shares, and did not give a promissory note or enter into any installment purchase contract or other obligation to or with respect to the transferor of such Keystone Shares as any part of its payment of the purchase price of such Keystone Shares. As of the date of this Agreement, the Borrower is an "affiliate" of Keystone, as such term is defined in the rules and regulations of the Securities and Exchange Commission.

     (b) Except for the Liens contemplated by this Agreement, all of the Collateral is free and clear of any and all Liens. The execution and delivery of the Loan Documents and the delivery of certificates evidencing the Pledged Shares, together with executed stock powers relating thereto, to the Bank will create Acceptable Lien in favor of the Bank on all of the Collateral.

     Section 5.6 Tax Returns. Except as previously disclosed to the Bank in writing and except in connection with taxes being diligently contested in good faith and for which reserves in accordance with GAAP are maintained, the Borrower has filed or caused to be filed all tax returns (or extensions) which it was required to file, paid and discharged or caused to be paid and discharged all taxes as shown on such returns (or extensions) or on any assessment received by it to the extent that such taxes have become due, and does not know of any actual or proposed assessments for additional governmental or other taxes for any fiscal period. The charges, accruals and reserves on its respective books with respect to governmental and other taxes for all fiscal periods are adequate.

     Section 5.7 Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                   ARTICLE VI
                             AFFIRMATIVE COVENANTS

     Until the Commitment has terminated and all Letters of Credit have expired or been terminated and the Bank has received full payment of the Indebtedness, the Borrower covenants and agrees as follows:

     Section 6.1 Information. The Borrower will deliver or cause to be delivered to the Bank all of the following:

     (a) as soon as reasonably possible, but in any event within one hundred twenty (120) days after the close of each fiscal year of the Borrower, the audited consolidated financial statements of the Borrower and its consolidated Subsidiaries, containing a balance sheet, statement of income and retained earnings and cash flows (such financial statements to be prepared in accordance with GAAP consistently applied and duly certified by independent public accountants of recognized standing reasonably acceptable to the Bank);

     (b) as soon as reasonably possible, but in any event within sixty (60) days after the close of each quarter of each fiscal year of the Borrower, the unaudited consolidated financial statements of the Borrower and its consolidated Subsidiaries for such quarter, containing a balance sheet, statement of income and retained earnings and cash flows (such quarterly financial statements shall be prepared in accordance with GAAP consistently applied and shall be duly certified as accurate in all material respects by the Chief Financial Officer of the Borrower);

     (c) such other information concerning the Borrower and the Collateral as the Bank may from time to time reasonably request.

     Section 6.2 Taxes. The Borrower will pay and discharge to pay and discharge all taxes, assessments and governmental and other charges and claims levied or imposed on or which, if unpaid when due, might become a lien or charge upon its assets, earnings or business; except such taxes as are being contested in good faith and against which adequate reserves have been provided in accordance with GAAP.

     Section 6.3 Conduct of Business. The Borrower will take or cause to be taken all such actions as from time to time may be necessary to preserve and keep in full force and effect the Borrower's corporate existence under the laws of its state of incorporation and franchises in every jurisdiction in which the nature of its business requires it to be qualified, if the failure to so qualify could reasonably be expected to cause a Material Adverse Change, and to continue to conduct and operate its business and financial affairs substantially as such affairs have been conducted and operated. The Borrower will maintain, preserve, protect, and keep all of its assets material to the operation of its business in good condition, reasonable wear and tear excepted.

     Section 6.4 Use of Proceeds. The Borrower shall use the proceeds of the Advances solely for working capital and other general corporate purposes, including without limitation, to refinance debt and to purchase margin stock. The Borrower shall request Letters of Credit solely to support contingent obligations of the Borrower (other than obligations in respect of borrowed money) and, in the case of Letters of Credit issued for the joint and several account of the Borrower and a Subsidiary or affiliate of the Borrower, to support contingent obligations of such Subsidiary or affiliate (other than obligations in respect of borrowed money).

     Section 6.5 Notification of Adverse Events. The Borrower will give the Bank prompt and full written notice of:

     (a)  the occurrence of any Default or Event of Default; and

     (b) any other event or occurrence which could reasonably be expected to cause a Material Adverse Change.

     Section 6.6 Costs. The Borrower will reimburse the Bank on demand for all reasonable out-of-pocket costs and expenses of the Bank, including without limitation charges and disbursements of legal counsel for the Bank, in connection with the transactions contemplated by this Agreement and all other Loan Documents and the preparation of, amendment to, or waiver of any provision in this Agreement and such other Loan Documents, or arising in connection with the enforcement of the Loan Documents.

     Section 6.7 Compliance with Legal Requirements. The Borrower will comply at all times in all material respects with all Legal Requirements of any Governmental Authority having jurisdiction over it or its business.

     Section 6.8 Maintenance of Insurance. The Borrower will maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower, operates, except where failure to maintain any such insurance could not reasonably be expected to cause a Material Adverse Change; provided that the Borrower may self-insure to the extent and in the manner normal for similarly situated companies of like size, type and financial condi-tion that are part of a group of companies under common control.

     Section 6.9 Inspection. From time-to-time upon reasonable notice or after an Event of Default has occurred, permit any Persons designated by the Bank to visit, audit, and inspect any of the properties of the Borrower, including its financial and accounting records, and to make copies and take extracts therefrom, and to discuss its affairs, finances, and accounts with its officers and independent public accountants with respect to any matters concerning or relating to this Agreement or the transactions contemplated herein, all upon reasonable notice during normal business hours and as often as may be reasonably requested while such Default exists. All reasonable costs and expenses incurred by the Bank in connection therewith shall be borne by the Borrower.

                                  ARTICLE VII
                               NEGATIVE COVENANTS

     Until the Commitment has terminated and all Letters of Credit have expired or been terminated and the Bank has received full payment of the Indebtedness, the Borrower covenants and agrees that, without the prior written consent of the
Bank:

     Section 7.1 Corporate Transactions. The Borrower will not consolidate with or merge with or into any other corporation or partnership unless the Borrower shall be the survivor of such consolidation or merger, and the Borrower will not sell, lease, transfer or otherwise dispose of all or substantially all of its Property.

     Section 7.2 Sale of Collateral. The Borrower will not sell or otherwise transfer any Property which is Collateral.

     Section 7.3 Liens. The Borrower will not allow or permit to exist on or with respect to any Collateral any lien, security interest or other encumbrance except for the security interest in favor of the Bank hereunder.

     Section 7.4 Debts, Guaranties and Other Obligations. The Borrower will not incur, create, assume, suffer to exist or in any manner become or be liable in respect of any Debt except:

     (a) Debt incurred pursuant to agreements or instruments existing as of the date of this Agreement, including, without limitation, all renewals, extensions, rearrangements or refinancings of any such Debt on terms and for amounts substantially similar to the terms and amounts provided for in such agreements or instruments as of the date of this Agreement;

     (b)  Debt of the Borrower hereunder to the Bank;

     (c) Debt of the Borrower owing to any Subsidiary or affiliate of the Borrower, provided such Debt is not secured by any Lien on any Property of the Borrower; and

     (d) Debt of the Borrower (other than Debt described in (a), (b) and (c) above) not to exceed $10,000,000 in the aggregate.

                                  ARTICLE VIII
                                    REMEDIES

     Section 8.1 Events of Default. Each of the following shall be an "Event of Default" for purposes of this Agreement:

     (a) The Borrower fails to pay when due any amount of principal or interest under the Note, or any other amount payable pursuant to this Agreement or any other Loan Document, and in the case of any such overdue amount other than in respect of principal, such failure to pay continues for more than two Business Days after the due date of such amount;

     (b) Any representation or warranty made by the Borrower in the Loan Documents proves to have been inaccurate at the time it was made or deemed made in any material respect;

     (c) The Borrower fails to perform any term, covenant (other than the covenants contained in Section 6.5 and Article VII hereof) or condition in the Loan Documents and such failure continues for a period of 30 days or more after the earlier of (i) the Borrower's knowledge of such failure or (ii) notice of such failure from the Bank;

     (d) The Borrower either (i) violates its covenant in Section 7.4 and such violation continues for a period of 5 days or more after the earlier of (x) the Borrower's knowledge of such violation or (y) notice of such violation from the Bank, or (ii) violates any covenant contained in Section 6.5 or Article VII hereof (other than in Section 7.4);

     (e) The Borrower or Keystone suffers a judgment against it which, within 30 days from the date such judgment is entered, shall not have been discharged or execution thereof stayed pending appeal unless (i) such judgment is adequately covered by insurance or (ii) adequate reserves with respect to such judgment have been established and the aggregate amount of all such judgments not adequately covered by insurance is not in excess of $10,000,000;

     (f) The Borrower or Keystone or Valhi, Inc. (i) admits in writing its inability to pay its debts generally as they become due or is generally not paying its debts as they become due; (ii) files a petition in bankruptcy or a petition to take advantage of any insolvency act or other act for the relief or aid of debtors; (iii) makes an assignment for the benefit of its creditors; (iv) consents to or acquiesces in the appointment of a receiver, liquidator, fiscal agent or trustee of itself or of the whole or any substantial part of its property and assets, or (v) files a petition or answer seeking for itself, or consenting to or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal bankruptcy laws or any other applicable law, or fails to deny the material allegations of or to contest any such petition filed against it;

     (g) A court of competent jurisdiction enters an order, judgment or decree appointing a receiver, liquidator, fiscal agent or trustee of the Borrower or Keystone or Valhi, Inc., or of the whole or any substantial part of its Properties, or a petition is filed and not dismissed within sixty (60) days against the Borrower or Keystone, seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal bankruptcy laws or any other applicable law adjudicating the Borrower or Keystone, a bankrupt without the consent or acquiescence of the Borrower or Keystone;

     (h) Default in the payment when due, whether by acceleration or otherwise, of any other Debt of the Borrower or Keystone or Valhi, Inc. exceeding $10,000,000 individually or in the aggregate, or default in the performance or observance of any obligation or condition with respect to such other Debt, if the effect of any such default is to accelerate or (with the giving of notice or lapse of time or both) permit the acceleration of the maturity of any such other Debt;

     (i) the occurrence of a Material Adverse Change and the continuance thereof for more than 5 days following the Borrower's receipt of notice thereof from the Bank; or

     (j) Any Person or group of Persons, other than the current holders, hereafter directly or indirectly acquires control of the Borrower.

     Section 8.2  Optional Acceleration of Maturity.  Except as provided in
Section 8.3 hereof, upon the occurrence and during the continuance of an Event of Default, the Bank shall have the right by notice to the Borrower to (i) ter-minate the Commitment and (ii) accelerate the maturity of the Note and all liabilities and obligations of the Borrower under the Loan Documents, and, at the option of the Bank, to declare such obligations due and payable forthwith, and all such liabilities and obligations (including without limitation all contingent obligations of the Borrower in connection with Letters of Credit) shall thereafter be due and payable in full by the Borrower to the Bank, without presentment, demand, protest, notice of intent to accelerate, or any other notice of any kind, all of which are hereby expressly waived by the Borrower.

     Section 8.3 Automatic Acceleration of Maturity. Upon the occurrence of any of the Events of Default specified in Section s 8.1(f) and 8.1(g) hereof with respect to the Borrower, the Commitment shall automatically and immediately terminate, and all liabilities and obligations of the Borrower under the Loan Documents (including without limitation all contingent obligations of the Borrower in connection with Letters of Credit) shall be automatically and immediately due and payable in full, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration, or any other notice of any kind, all of which are hereby expressly waived by the Borrower.

     Section 8.4 Remedies. Upon the occurrence and during the continuance of an Event of Default, the Bank may proceed to protect and enforce rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement, the Note, or any other Loan Document, or for an injunction against any breach of any such term or in aid of the exercise of any power granted in this Agreement, the Note, or any other Loan Document, or may proceed to enforce the payment of the Note or to enforce any other legal or equitable right, or may take any one or more of such actions. No right, power or remedy of the Bank conferred in the Loan Documents, or now or hereafter existing at law, in equity or admiralty, by statute or otherwise, shall be exclusive, and each such right, power or remedy shall, to the full extent permitted by law, be cumulative and in addition to every other such right, power or remedy.

     Section 8.5 Collateral Account. The Borrower hereby agrees that any funds collected under Section s 2.9, 8.2 and 8.3 hereof as a result of contingent obligations of the Borrower under outstanding Letters of Credit shall be held by the Bank in a deposit account as cash collateral securing the Indebtedness (including without limitation such contingent obligations) and shall be subject to withdrawal only by the Bank to satisfy such Indebtedness (including without limitation such contingent obligations). The Borrower hereby grants to the Bank a Lien upon, and right of set-off against the balance from time to time in such account to secure the Indebtedness. In the event any outstanding Letter of Credit expires undrawn, and provided no Default or Event of Default is then existing, and, in the case of funds collected under Section 2.9 hereof, if no Borrowing Base deficiency would result, the Bank shall release to the Borrower proceeds of such account equal to the undrawn amount of such expired Letter of Credit.

                                   ARTICLE IX
                                 MISCELLANEOUS

     Section 9.1 Notices. All notices and other communications provided for herein shall be delivered or mailed and addressed as follows:

     To the Borrower:    Contran Corporation
                         Three Lincoln Centre
                         5430 LBJ Freeway, Suite 1700
                         Dallas, Texas   75240
                         Telephone: (972) 450-4261
                         Telecopy:  (972) 239-0142
                         Attention: Bobby D. O'Brien, Vice President

     To the Bank:        Societe Generale,
                         Southwest Agency
                         4800 Trammell Crow Center
                         2001 Ross Avenue
                         Dallas, Texas  75201
                         Telephone: (214) 979-2777
                         Telecopy:  (214) 979-1104
                         Attention: Dave Oldani, Assistant Treasurer, and
                         Operations Department

or addressed to any party at such other address as such party shall hereafter furnish to the other party in writing. Such notices or communications shall be deemed to have been duly given when so delivered or, if mailed, five days after deposited in the U.S. Mail, certified, first class, postage prepaid, or in the case of notice by telecopy, when received in a clear and comprehensible fashion addressed as set forth above; provided that all payments made to the Bank and all requests for Advances under Article II hereof shall be deemed to have been made at such time as such payments or requests are actually received by the Bank.

     Section 9.2 Amendments and Waivers. This Agreement may not be amended except in writing executed by the Bank and the Borrower. Each waiver of any of the terms or conditions hereunder shall be in writing and executed by the Bank.

     Section 9.3 Participations. The Bank may sell participations to one or more banks or other financial institutions (each, a "Participant") in or to all or a portion of its rights and obligations under this Agreement, provided, however, that the Bank's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged,
(ii) the Bank shall remain solely responsible to the Borrower hereto for the performance of such obligations, (iii) the Bank shall remain the holder of the Note for all purposes of this Agreement, and (iv) the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement. The Borrower hereby agrees that Participants shall have the same rights under Section s 2.5, 2.6, 2.7, 2.11 and 9.9 hereof as the Bank to the extent of their respective participations.

     Section 9.4 Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Section 9.5 Successors and Assigns. This Agreement and the other Loan Documents shall inure to the benefit of the Bank and its successors and assigns and shall be binding upon the Borrower and its successors and assigns. The Borrower's obligations and rights under this Agreement and the other Loan Documents may not be assigned by the Borrower.

     Section 9.6 Severability. If any provision of this Agreement is rendered or declared invalid, illegal or ineffective by reason of any existing or subsequently enacted legislation or by decree of a court of competent jurisdiction, such legislation or decree shall not impair, invalidate or nullify the remainder of this Agreement which shall remain in full force and effect.

     Section 9.7 Interpretations. In the event that any representations, warranties, covenants or agreements contained in this Agreement directly conflict with provisions relating to the same subject matter in any of the Loan Documents, the provisions of this Agreement shall be controlling for all purposes.

     Section 9.8 Usury Not Intended. No provision of this Agreement, the Note or any other Loan Document executed in connection herewith shall require or be construed to require the payment or permit the charging or collection of interest in an amount or at a rate in excess of the maximum non-usurious rate under applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in the Note or otherwise in connection with the Advances, the provisions of this Section 9.8 shall govern and prevail, and neither the Borrower nor the sureties, guarantors, successors or assigns of the Borrower shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. In the event the Bank ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum non-usurious rate shall be applied as a payment and reduction of the principal indebtedness evidenced by the Note; and, if the principal amount of the Note has been paid in full, any remaining excess shall forthwith be paid to the Borrower. All amounts paid in connection with this Agreement and the Note which would under applicable laws be deemed to be "interest" shall, to the extent permitted by such applicable laws, be amortized, prorated, allocated and spread throughout the full term of this Agreement and the Note.

     Section 9.9 Indemnification. The Borrower hereby agrees to indemnify the Bank, and each affiliate thereof and its directors, officers, employees, agents and counsel ("Indemnified Persons") from, and discharge, release, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, that arise out of, result from, or relate to (i) any actual or proposed use by the Borrower of the proceeds of any Advance, (ii) any breach by the Borrower of any representation, warranty, covenant, or other provision of this Agreement or any other Loan Document,
(iii) any environmental claim, environmental permit, requirement of environmental laws or regulations, or any release or threatened release of hazardous substances, concerning or relating to the present or previously-owned or operated properties, operations, or business of the Borrower, and (iv) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse each Indemnified Person upon demand for any reasonable out-of-pocket expenses (including legal fees) incurred in connection with any such investigation, litigation or other proceeding, other than any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Indemnified Person.

     Section 9.10 Confidentiality. The Bank may furnish any information concerning the Borrower in the possession of the Bank from time to time to participants (including prospective participants); provided that, prior to any such disclosure, the participant or proposed participant shall agree in writing to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Bank.

     Section 9.11 Survival of Certain Provisions. Notwithstanding anything herein or in any other Loan Document to the contrary, the provisions set forth in Section s 2.5, 2.6, 2.7, 2.11 and 9.9 hereof shall survive the payment in full of the Indebtedness and the termination of this Agreement.

     Section 9.12 Governing Law. THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS. PURSUANT TO ARTICLE 15.10(b) of CHAPTER 15 ("CHAPTER 15") OF THE TEXAS CREDIT CODE, THE PARTIES HERETO EXPRESSLY AGREE THAT CHAPTER 15 SHALL NOT APPLY TO THIS AGREEMENT OR TO ANY ADVANCE, NOR SHALL THIS AGREEMENT OR ANY ADVANCE BE GOVERNED BY OR BE SUBJECT TO THE PROVISIONS OF CHAPTER 15 IN ANY MANNER WHATSOEVER.

     PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED IN THE LOAN AGREEMENT EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE LOAN AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY'S AUTHORIZED REPRESENTATIVE.

     THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN LOAN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN AGREEMENT. THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                    [REMAINDER OF PAGE INTENTIONALLY BLANK]



     EXECUTED as of the 5th day of November, 1997.


                         CONTRAN CORPORATION




                         ----------------------------------------
                         By:
                            ------------------------------------
                         Title:
                               ---------------------------------


                         SOCIETE GENERALE, SOUTHWEST AGENCY

                         ----------------------------------------
                         Richard M. Lewis
                         Vice President



                         ----------------------------------------
                         David C. Oldani
                         Assistant Treasurer


                                   EXHIBIT A


                                PROMISSORY NOTE

$10,000,000                                                     November 5, 1997


     For value received, the undersigned, CONTRAN CORPORATION, a Delaware corporation ("Borrower"), promises to pay to the order of SOCIETE GENERALE, SOUTHWEST AGENCY ("Bank"), at the offices of the Bank at 4800 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas, 75201, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, (i) the lesser of Ten Million Dollars ($10,000,000) or all unpaid Advances (as defined in the Credit Agreement described herein) recorded on the schedule attached hereto from time to time outstanding and (ii) interest on the unpaid balance of each Advance from time to time outstanding from the date such Advance is made until the maturity thereof as provided for under the terms of the Credit Agreement ("Contract Rate"). The principal of and interest accruing on this Promissory Note shall be due and payable as provided for in the Credit Agreement.

     The indebtedness evidenced by this Promissory Note is made pursuant to the Credit Agreement between the Borrower and the Bank dated as of November 5, 1997, as amended (as it may be further amended from time to time in accordance with its terms, the "Credit Agreement") and is the "Note" described therein. Accordingly, at all times the total principal amount of all Advances recorded on the schedule attached hereto less all payments of principal recorded on the schedule attached hereto shall not exceed Ten Million Dollars ($10,000,000).
The Credit Agreement (among other matters) contains provisions for optional prepayment hereof and acceleration of the maturity hereof upon the terms and conditions specified therein.

     Notwithstanding anything herein or in the Credit Agreement to the contrary, if as of any date the aggregate amount of interest which would have accrued hereunder if interest had accrued on each day prior to such date at the Contract Rate (without regard to any provision limiting such rate to the maximum nonusurious rate under applicable law), then in lieu of the Contract Rate, the unpaid principal of Advances hereunder shall bear interest for such date at the maximum non-usurious rate under applicable law.

     The Borrower consents to the recordation by the Bank of all Advances and repayments thereof, as well as payments of interest thereon, on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided however that the failure of the Bank to make any such recordation shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     The Borrower and each surety and endorser hereby waives grace, demand, presentment for payment, notice of dishonor, diligence, and protest of any kind and agrees and consents that this Promissory Note may be renewed and the time of payment extended, without notice and without releasing any of the parties.

     Except to the extent federal regulations or laws are applicable, this Promissory Note shall be construed and enforced under and in accordance with and shall be governed by the laws of the State of Texas (except that Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15, which regulates certain revolving credit loan accounts shall not apply to this Note).

     Executed as of the 5th day of November, 1997.

                            CONTRAN CORPORATION




                            ------------------------------------

                            By:
                                --------------------------------

                            Title:
                                   -----------------------------



                            Schedule to $10,000,000
                               Promissory Note of
                              Contran Corporation


             Amount of   Amount of   Payments     Payments
            Prime Rate  Eurodollar      of           of
   Date       Advance    Advances    Principal    Interest
----------  ----------  ----------  ----------   ----------


                                   EXHIBIT B


                         PLEDGE AND SECURITY AGREEMENT

     This Pledge and Security Agreement dated as of November 5, 1997 ("Pledge Agreement"), is by and between Contran Corporation, a Delaware corporation (the "Borrower"), and Societe Generale, Southwest Agency (the "Bank").

                                  INTRODUCTION

     The Borrower and the Bank are party to the Credit Agreement dated as of the date hereof (as the same may be amended from time to time, the "Credit Agreement"). In order to induce the Bank to enter into the Credit Agreement, the Borrower is entering into this Pledge Agreement to secure its obligations under the Credit Agreement. For good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                            SECTION 1.  Definitions.

     Terms defined in the Credit Agreement and not otherwise defined in this Pledge Agreement have the meanings provided for in the Credit Agreement. The following additional terms, have the following respective meanings:

     "Approved Depositary" means The Depository Trust Company or any other depository which has been approved by the Bank and as to which the Bank has received an opinion of counsel to the Borrower reasonably satisfactory to the Bank to the effect that the Bank will have valid and perfected security interests in all Pledged Securities which may be deposited with such depositary.

     "Collateral" means (a) the Pledged Securities, (b) the Collateral Account,
(c) all rights and privileges of the Borrower with respect to the Pledged Securities (including without limitation all representations, warranties, registration rights and other undertakings of any Person inuring to the benefit of the Borrower in respect thereof) and the Collateral Account, (d) all non-cash dividends and all other payments and distributions hereafter made on or with respect to the Pledged Securities and, following the occurrence and during the continuation of a Default, all cash dividends paid on the Pledged Securities and all interest on the Collateral Account, and (e) all proceeds of any or all of the foregoing (whether the same arise or are acquired before or after the commencement of a Proceeding in which the Borrower is a debtor).

     "Collateral Account" has the meaning set forth in Section 6 of this Pledge Agreement.

     "Pledged Securities" means the securities described on Annex A attached to this Pledge Agreement, as such Annex may be amended from time to time by the written agreement of the Borrower and the Bank.

     "Proceeding" means a case under the federal Bankruptcy Code, as amended from time to time, or any successor federal statute or any similar law of any state or foreign country or political subdivision thereof.

     "Qualified Investments" means

     (a) readily marketable securities which are direct obligations of, or are unconditionally guaranteed by, the United States of America and mature within one year from the date on which they are acquired;

     (b) commercial paper maturing within three months, rated A-2 or higher by Standard & Poor's Ratings Service or Prime-2 or higher by Moody's Investors Service;

     (c) certificates of deposit issued by any bank doing business under the laws of the United States of America or of any state thereof having a Standard & Poor's Ratings Service investment grade rating of Single A or above and having a combined capital and surplus of not less than $1,000,000,000; and

     (d) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any bank of the type described in clause (c) above.

     "Secured Obligations" means (i) all principal of and interest on the Note,
(ii) all other amounts payable by the Borrower hereunder or under the Credit Agreement or any other Loan Document, and (iii) any renewals or extensions of any of the foregoing.

     "UCC" means at any time the Uniform Commercial Code as in effect in the State of Texas; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Acceptable Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Texas, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect or perfection or non-perfection (and for purposes of definitions related to such provisions).

                  SECTION 2.  Representations and Warranties.

     The Borrower represents and warrants that:

     (a) The Borrower is the record and beneficial owner of each item of Collateral existing on the date of this Pledge Agreement free and clear of all Liens except the Lien created hereunder. The Borrower will be the record and beneficial owner of each item of Collateral hereafter acquired in addition to any then existing Collateral free and clear of all Liens except the Lien created hereunder. The Borrower is not and will not become a party to or otherwise bound by any agreement, other than this Pledge Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Securities with respect thereto.

     (b) The capital stock of Keystone is duly authorized, validly issued and fully paid and non-assessable. All of the initial Pledged Securities have been beneficially owned by the Borrower for a period in excess of two years.

     (c) Upon (i) delivery to the Bank of all Pledged Securities other than Pledged Securities which have been deposited in an Approved Depositary, and (ii) the making of appropriate entries under Section 8-320 of the UCC to the Bank's account on the books of an Approved Depositary of all Pledged Securities which have been deposited with such Approved Depositary, the Bank will have Acceptable Lien on such Collateral. The Borrower has not performed any acts which might prevent the Bank from enforcing any of the terms and conditions of this Pledge Agreement or which would limit the Bank in any such enforcement.

     (d) The principal place of business and chief executive office of the Borrower, and the office where the Borrower keeps its books and records, is located at the address of the Borrower designated in Section 9.1 of the Credit Agreement. The Borrower does not do business and has not done business within the past five years under a trade name or any name other than its legal name set forth at the beginning of this Pledge Agreement.

                      SECTION 3.  The Security Interests.

     (a) In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all the obligations of the Borrower hereunder and under the other Credit Documents, the Borrower hereby grants to the Bank continuing security interests in the Collateral, whether presently existing or owned or hereafter arising or acquired.

     (b) The security interests granted hereby are granted as security only and shall not subject the Bank to, or transfer or in any way affect or modify, any obligation or liability of the Borrower with respect to any of the Collateral or any transaction in connection therewith.

                 SECTION 4.  Perfection of Security Interests.

     (a) Prior to the date the initial Advance is made, or the initial Letter of Credit is issued under the Credit Agreement, and thereafter upon each acquisition of any Pledged Securities and each investment or reinvestment of funds deposited in the Collateral Account pursuant to Section 7 of this Pledge Agreement, the Borrower shall (i) deliver or cause to be delivered to the Bank all previously undelivered certificates and instruments evidencing Pledged Securities other than Pledged Securities which have been deposited in an Approved Depositary and (ii) give all notices and take such other action as may be necessary to perfect the Bank's security interest in any Pledged Securities which have been deposited with an Approved Depositary.

     (b) All Pledged Securities other than Pledged Securities which have been deposited with an Approved Depositary shall be delivered to the Bank in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied in each case by any required transfer tax stamps, all in form and substance reasonably satisfactory to the Bank.

     (c) The Borrower shall cause each Approved Depositary to make appropriate entries to the Bank's account on the books of such Approved Depositary to reflect the transfer of all Pledged Securities which have been deposited with such Approved Depositary to the Bank and to deliver to the Bank a written confirmation of the book-entry transfer of such Pledged Securities into such account, to be held as Collateral under this Pledge Agreement.

     (d) Promptly following the Borrower's acquisition of any Pledged Security which constitutes an "uncertificated security" as defined in the UCC, the Borrower and the Bank will effect such modifications to this Pledge Agreement as the Bank in its discretion deems necessary or appropriate to ensure that the security interests with respect to such portion of the Collateral are protected to substantially the same extent as provided for herein with respect to other Pledged Securities and the Borrower shall provide evidence satisfactory to the Bank of compliance by the Borrower with Section 5 hereof with respect to such portion of the Collateral.

     (e) The Borrower shall notify the issuer of each of the Pledged Securities of the Lien on the Pledged Securities provided hereby and shall cause such issuer, within ten Business Days of the date of such notice from the Borrower, to send written notice to the Bank acknowledging such Lien and expressly agreeing to remit any and all dividends and distributions on account of the Pledged Securities of such issuer (other than cash dividends) remitted after the date of this Pledge Agreement directly to the Bank, and, upon receipt by such issuer of any notice from the Bank that a Default has occurred and is continuing, to remit all cash dividends and any and all other distributions on account of the Pledged Securities directly to the Bank.

                        SECTION 5.  Further Assurances.

     The Borrower will, from time to time, at its expense and in such manner and form as the Bank may reasonably require, execute and deliver any financing statement, specific assignment, notice or other writing and take any other action that may be necessary or desirable, or that the Bank may reasonably request, in order to create, preserve, perfect or validate the security interests granted hereby or to enable the Bank to exercise and enforce its rights hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Borrower hereby authorizes the Bank to execute and file, in the name of the Borrower or otherwise, UCC financing statements which the Bank in its sole discretion may deem necessary or appropriate to perfect the security interests granted hereby. The Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Pledge Agreement or of a financing statement is sufficient as a financing statement. The Borrower shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning the Collateral.

                        SECTION 6.  Collateral Account.

     There shall be established and, at all times thereafter until this Pledge Agreement shall have terminated, there shall be maintained with the Bank an account designated "Collateral Account Societe Generale for Contran Corporation" (the "Collateral Account"). All proceeds of dividends and other payments and distributions on Pledged Securities (and following the occurrence and during the continuation of a Default, all cash dividends paid on account of Pledged Securities), and all cash collateral received by the Bank at any time pursuant to the terms of the Credit Agreement, shall be deposited directly into the Collateral Account and thereafter shall be held and applied by the Bank in accordance with this Pledge Agreement. If any such proceeds, payments or distributions in respect of the Pledged Securities are received by the Borrower at any time after occurrence and during the continuance of a Default, they shall be received in trust for the benefit of the Bank, and shall be deposited by the Borrower forthwith into the Collateral Account in the same form as received (with any necessary endorsement). No amount, including interest on funds in the Collateral Account, shall be paid or released to or for the account of, or withdrawn by or for the account of, the Borrower or any other Person from the Collateral Account except as provided in this Pledge Agreement.

SECTION 7.  Investment of Funds Deposited in the Collateral Account; Release of
                                     Funds.

     (a) So long as no Default shall have occurred and be continuing, the Borrower may direct the investment and reinvestment by the Bank of all funds on deposit in the Collateral Account in accordance with the following terms and conditions:

               (i) such funds will be invested solely in Qualified Investments; and

               (ii) prior to or contemporaneously with the making of any such investment, the Borrower shall in accordance with Section 4 of this Pledge Agreement take or cause to be taken such steps as may be necessary to insure that the Bank will have an Acceptable Lien on such investment.

     (b) So long as no Default shall have occurred and be continuing, the Borrower shall be entitled to receive from the Bank all interest or other income with respect to all funds on deposit in the Collateral Account.

     (c) Each request by the Borrower for investment or release of funds in or from the Collateral Account shall be deemed to be a representation and warranty by the Borrower that (i) such investment or withdrawal is in accordance with the terms and conditions specified in subsection (a) of this Section or for the purposes specified in subsection (b) of this Section, as applicable, (ii) the representations and warranties set forth herein are true and correct on and as of the date of such request as if made on and as of such date; and (iii) no Default has occurred and is continuing on the date of such request.

  SECTION 8.  Record Ownership of Pledged Securities; Definitive Certificates.

     The Bank may at any time following the occurrence and during the continuation of a Default, from time to time, in its sole discretion, cause any or all of the Pledged Securities to be transferred of record into the name of the Bank or a nominee. The Borrower will promptly give to the Bank copies of any notices and other communications received by it with respect to Pledged Securities registered in the name of the Borrower, and the Bank will promptly give the Borrower copies of any notices and other communications received by the Bank with respect to Pledged Securities registered in the name of the Bank or a nominee. The Bank shall at all times have the right to obtain definitive certificates (in its name or in the name of a nominee) representing Pledged Securities at any time deposited with an Approved Depositary, and all such certificates shall be Collateral hereunder and be subject to the terms hereof.

    SECTION 9.  Right to Vote Pledged Securities; Receipt of Dividends, Etc.

     (a) Unless a Default shall have occurred and be continuing, the Borrower shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Pledged Securities, and the Bank shall, upon receiving a written request from the Borrower, which request shall be deemed to be a representation and warranty by the Borrower that no Default has occurred and is continuing, deliver to the Borrower or, as specified in such request, such proxies, powers of attorney, consents, ratifications and waivers in respect of any Pledged Securities which are registered in the name of the Bank or a nominee as shall be specified in such request and be in form and substance satisfactory to the Bank.

     (b) If a Default shall have occurred and be continuing, all rights of the Borrower to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 9(a) above shall end upon thirty days' notice from the Bank to the Borrower and thereafter the Bank shall have the right to the extent permitted by law for so long as such Default continues, and the Borrower shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action with respect to all Pledged Securities with the same force and effect as if the Bank were the absolute and sole owner thereof.

     (c) The Bank shall be entitled to receive and retain as Collateral all dividends and distributions (other than cash dividends or distributions) made in respect of the Pledged Securities, whether so paid or made before or after any Default has occurred; provided, however, that upon the occurrence and during the continuance of a Default, the Bank shall be entitled to receive and deposit as Collateral all cash dividends into the Collateral Account for so long as such Default continues. Any such dividends or distributions on account of Pledged Securities shall, if received by the Borrower, be received in trust for the benefit of the Bank, be segregated from the other property or funds of the Borrower, and be forthwith delivered to the Bank as Collateral in the same form as so received (with any necessary endorsement).

                        SECTION 10.  General Authority.

     The Borrower hereby irrevocably appoints the Bank its true and lawful attorney, with full power of substitution, in the name of the Borrower, for the sole use and benefit of the Bank and the holders of the Secured Obligations, but at the Borrower's expense, to the extent permitted by law to exercise, at any time and from time to time, all or any of the following powers with respect to all or any of the Collateral:

     (a) to take such reasonable action as the Bank deems necessary to protect or preserve the Collateral and to realize upon the Collateral in accordance with this Pledge Agreement;

     (b) if a Default shall have occurred and be continuing, to give notice thereof to the Borrower, whereupon (i) funds on deposit in the Collateral Account shall not be made available to the Borrower and (ii) the Bank may direct the investment and reinvestment of all funds on deposit in the Collateral Account pending application in accordance with Section 12 in Qualified Investments; and

     (c)  so long as an Event of Default shall have occurred and be continuing:

               (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue of the Collateral,

               (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto, and

               (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds thereof in accordance with Section 11.

                  SECTION 11.  Remedies upon Event of Default

     (a) If any Event of Default shall have occurred and be continuing, the Bank may exercise all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Bank may without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) apply the cash, if any, then held as Collateral as specified in Section 12 and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell the Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and (subject to the requirements of the UCC) at such price or prices as the Bank may deem satisfactory. The Bank may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of a widely distributed standard price quotations, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. The Bank is authorized in connection with any such sale (i) to restrict the prospective bidders on or purchasers of any of the Collateral to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Collateral, (ii) to cause, if applicable, to be placed on certificates for any or all of the Pledged Securities a legend to the effect that such security has not been registered under the Securities Act of 1933 ("Securities Act") and may not be disposed of in violation of the provisions of the Securities Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Bank reasonably deems necessary or advisable in order to comply with the Securities Act or any other applicable law or regulation. The Borrower agrees that it will execute and deliver such documents and take such other reasonable action as the Bank deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Bank shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of the Borrower which, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The Bank shall give the Borrower not less than ten days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral unless the Collateral threatens to decline speedily in value. The Bank and the Borrower agree that such notice constitutes "reasonable notification" within the meaning of UCC Section 9-504(3). Such notice (if any is required) shall (i) in the case of a public sale, state the time and place fixed for such sale, (ii) in the case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered to sale at such board or exchange, and (iii) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Bank shall deem to be commercially reasonably, provided that the Bank shall not be obligated to make any such sale pursuant to any such notice. The Bank may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. If all or any part of the Collateral is sold on credit or for future delivery, the Collateral so sold may be retained by the Bank until the selling price is paid by the purchaser thereof, but the Bank shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Bank, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court of courts of competent jurisdiction.

     (b) If the Bank shall determine to exercise its right to sell all or any of the Pledged Securities pursuant to Rule 144 of the General Rules and Regulations of the Securities Act ("Rule 144"), at the request of the Bank, the Borrower shall exercise reasonable best efforts to cause each issuer of any such Pledged Securities to file, on a timely basis, all annual quarterly and other reports required to be filed by it under Sections 13 and 15(d) of the Exchange Act, and the rules and regulations of the SEC thereunder, as amended from time to time. In addition, at the request of the Bank, the Borrower shall reasonable exercise best efforts to cause each issuer of Pledged Securities to cooperate with the Bank so as to enable such sales to be made in accordance with applicable laws, rules, and regulations and the requirements of the broker through which the sales are proposed to be executed, and shall, upon request and assuming that the requirements of Rule 144 have been complied with, furnish at the Borrower's expense an opinion of counsel to such issuer of Pledged Securities that the proposed sale is in compliance with Rule 144.

     (c) For the purpose of enforcing any and all rights and remedies under this Pledge Agreement the Bank may (i) require the Borrower to, and the Borrower agrees that it will, at its expense and upon the request of the Bank, forthwith assemble all or any part of the Collateral not held by the Bank or an agent as directed by the Bank and make it available at a place designated by the Bank which is, in its opinion, reasonably convenient to the Collateral and the Borrower, whether at the premises of the Borrower or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premises where any of such Collateral is or may be located, and without charge or liability to it seize and remove such Collateral from such premises, and (iii) have access to and use the Borrower's books and records relating to such Collateral.

                     SECTION 12.  Application of Proceeds.

     The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied by the Bank in the following order of priorities:

          first, to payment of the expenses of such sale or other realization, including reasonable compensation to the Bank, and its agents and counsel, and all reasonable expenses, liabilities and advances incurred or made by the Bank in connection therewith, and any other unreimbursed reasonable expenses or other reasonable amounts for which the Bank is to be reimbursed pursuant to Section 13 hereof or is to be reimbursed pursuant to the Credit Agreement;

          second, to the ratable payment of accrued but unpaid interest and any accrued but unpaid fees constituting part of the Secured Obligations in accordance with the terms of the Credit Agreement;

          third, to the ratable payment of unpaid principal of the Secured Obligations;

          fourth, to the ratable payment of all other Secured Obligations, until all Secured Obligations (including without limitation all reasonable legal fees and expenses payable by the Borrower pursuant to the terms of the Credit Agreement) shall have been paid in full; and

          finally, to payment to the Borrower or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

                             SECTION 13.  Expenses.

     The Borrower will forthwith upon demand pay to the Bank:

     (a) the amount of any taxes which the Bank may have been required to pay by reason of the security interests granted hereby (including any applicable transfer taxes) or to free any of the Collateral from any Lien thereon, and

     (b) the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel or any other agents or experts which the Bank may incur in connection with (i) the administration of this Pledge Agreement, (ii) the collection, sale or other disposition of any of the Collateral, (iii) the exercise by the Bank of any of the rights conferred upon it hereunder or (iv) any default on the part of the Borrower hereunder.

     SECTION 14.  Termination of Security Interests; Release of Collateral.

     Upon the repayment in full of all Secured Obligations and the termination of the Commitment under the Credit Agreement, the security interests granted hereby shall terminate and all rights to the Collateral shall revert to the Borrower, and the Bank will promptly execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

                             SECTION 15.  Notices.

     All notices, communications and distributions hereunder shall be given or made to the parties hereto in the manner and at the locations set forth in the Credit Agreement or at such other address or telex number as the addressee may hereafter specify for the purpose of giving notice.

                 SECTION 16.  Waivers, Non-Exclusive Remedies.

     No failure on the part of the Bank to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Pledge Agreement or any other Credit Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Bank of any right under this Pledge Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies in the Credit Documents are cumulative and are not exclusive of any other remedies provided by law.

                      SECTION 17.  Successors and Assigns.

     This Pledge Agreement is for the benefit of the Bank and its successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. The Bank agrees to give the Borrower written notice of any such assignment. This Pledge Agreement shall be binding on the Borrower and its successors and assigns.

                        SECTION 18.  Changes in Writing.

     Neither this Pledge Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

                          SECTION 19.  Choice of Law.

     This Pledge Agreement shall be construed in accordance with and governed by the laws of the State of Texas, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than Texas are governed by the laws of such jurisdiction.

                           SECTION 20.  Severability.

     If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Bank in order to carry out the intentions of the parties hereto as nearly as may be possible; and (b) the invalidity or unenforceability of an provisions hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]



     Executed as of the date first set forth above.


                                CONTRAN CORPORATION




                                By:
                                    ----------------------------
                                Name:
                                      --------------------------
                                Title:
                                       -------------------------

                                SOCIETE GENERALE,
                                SOUTHWEST AGENCY



                                By:
                                    ----------------------------
                                Name:
                                      --------------------------
                                Title:
                                       -------------------------


                                   ANNEX A TO
                         PLEDGE AND SECURITY AGREEMENT


                               PLEDGED SECURITIES


     2,500,000 shares of common stock of Keystone Consolidated Industries, Inc., par value $1.00 per share, evidenced by the following certificate numbers:

  Certificate No.             Date            Number of Shares
--------------------  --------------------  --------------------

       CU0384               09/15/88               500,000
       CU0386               09/23/88               250,000
       CU0387               09/23/88               250,000
       CU0388               09/23/88               250,000
       CU1129               06/08/90               100,000
       CU1130               06/08/90               100,000
       CU1131               06/08/90               100,000
       CU1132               06/08/90               100,000
       CU1133               06/08/90               100,000
       CU1134               06/08/90               100,000
       CU1135               06/08/90               100,000
       CU0500               09/25/90                50,000
       CU2945               12/07/94               250,000
       CU2920               11/01/94               250,000
                                                 ---------
                                                 2,500,000



                                   EXHIBIT C


                              NOTICE OF BORROWING

                                     [Date]


Societe Generale, Southwest Agency
4800 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201

Attention:     Mr. Richard M. Lewis

Ladies and Gentlemen:

The undersigned, Contran Corporation (the "Borrower"), refers to the Credit Agreement dated as of November 5, 1997 (as the same may be amended or modified from time to time, the "Credit Agreement," the defined terms of which are used in this Notice of Borrowing unless otherwise defined in this Notice of Borrowing) between the Borrower and Societe Generale, Southwest Agency (the "Bank"), and hereby gives you irrevocable notice pursuant to Section 2.1(a) of the Credit Agreement that the undersigned hereby requests an Advance, and in connection with that request sets forth below the information relating to such Advance (the "Proposed Advance") as required by Section 2.1 (b) of the Credit
Agreement:

     (a)  The Business Day of the Proposed Advance is              , 19     .
                                                      -------------    -----

     (b) The Proposed Advance will be composed of a [Prime Rate Advance] [Eurodollar Advance].

     (c)  The aggregate amount of the Proposed Advance is $            .
                                                           ------------

     (d)  The Interest Period for the Eurodollar Advance is [      month[s]].
                                                             -----

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Advance:

          (a) the representations and warranties contained in Article V and in each other Loan Document are correct in all material respects on and as of the date of the Proposed Advance before and after giving effect to such Proposed Advance and to the application of the proceeds from such Proposed Advance as though made on and as of such date; and

          (b) no Default has occurred and is continuing or would result from such Proposed Advance or from the application of the proceeds therefrom.


                                CONTRAN CORPORATION



                                By:
                                    ----------------------------

                                Name:
                                      --------------------------

                                Title:
                                       -------------------------




                                   EXHIBIT D

              Application for Irrevocable Standby Letter of Credit



                                   EXHIBIT E


                       FORM OF BORROWER'S COUNSEL OPINION


                                November 5, 1997




Societe Generale, Southwest Agency
1111 Bagby, Suite 2020
Houston, Texas 77002

Ladies and Gentlemen:

I am the general counsel for Contran Corporation, a Delaware corporation (the "Borrower"), and I have acted as counsel to the Borrower in connection with (i) the Credit Agreement dated as of November 4, 1997 (the "Credit Agreement") between the Borrower and Societe Generale, Southwest Agency (the "Bank") and
(ii) the other Loan Documents (as defined in the Credit Agreement) to which the Borrower is a party. I have been requested to render this opinion pursuant to
Section 4.1(e) of the Credit Agreement. Capitalized terms not otherwise defined in this opinion shall have the meanings assigned to them in the Credit Agreement.

In connection with this opinion letter, I have (a) examined copies of the Credit Agreement, the Note, and the Pledge Agreement (collectively, the "Documents"),
(b) examined and relied upon the originals, or copies certified or otherwise identified to my satisfaction, of such corporate documents and records of the Borrower, and (c) received such information from officers and representatives of the Borrower and the Subsidiaries as I have deemed necessary or appropriate to enable us to give the opinions expressed below. I have also examined such other documents as I have deemed necessary or appropriate to enable me to give the opinions expressed below, and we have relied without independent investigation on certificates of public officials and on certificates of officers of the Borrower as to certain factual matters.

In rendering my opinion, I have assumed (a) the genuineness of all signatures of the individuals signing all documents in connection with which this opinion is rendered on behalf of the parties thereto (other than the signatures of the individuals signing on behalf of the Borrower), (b) the authenticity of all documents submitted to me as originals, (c) the conformity to authentic original documents of all documents submitted to me as certified, conformed, or photostatic copies, and (d) the due authorization, execution, and delivery of all Credit Documents by the parties thereto other than the Borrower.

Based on the foregoing, and subject to further assumptions, qualifications, and limitations set forth below, we are of the opinion that:

     1. The Borrower (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (b) has the corporate power and authority to own its assets and to transact its business as now being conducted, and (c) is duly qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to qualify could cause a Material Adverse Change.

     2. Keystone (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (b) has the corporate power and authority to own its assets and to transact its business as now being conducted, and (c) is duly qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to qualify could cause a Material Adverse Change.

     3. (a) The execution, delivery or performance by the Borrower of each of the Documents, (b) the granting of the Liens provided for in the Pledge Agreement, and (c) the borrowing of advances by the Borrower, and the issuance of Letters of Credit for the account of the Borrower under the Credit Agreement
(i) have been duly authorized by all necessary corporate action, (ii) do not and will not violate any provision of any material law, statute, rule or regulation applicable to the Borrower in effect on the date hereof or any provision of the charter or bylaws of the Borrower as in effect on the date hereof, (iii) do not and will not violate, to the best of my knowledge, any order, writ, injunction or decree of any court or governmental instrumentality applicable to the Borrower, or (iv) result in the breach of, or constitute a default or require a consent under, or (except for the Liens created pursuant to the Pledge Agreement) result in the creation of any Lien upon any of the properties, revenues or assets of the Borrower pursuant to any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract, instrument or other agreement know to me after due inquiry to which the Borrower or its properties may be bound.

     4. Each of the Documents constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement or creditors' rights, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5. No authorizations, approvals or consents of, or filings or registrations with, any governmental or regulatory authority or agency are necessary in connection with (a) the participation by the Borrower in the transactions contemplated by the Credit Agreement or the other Documents and the execution, delivery, or performance by the Borrower of the Documents or (b) the grant of the Liens provided for in the Pledge Agreement and the validity, perfection and enforceability thereof.

     6. No authorizations, approvals or consents of, or filings or registrations with, any governmental or regulatory authority or agency are necessary in connection with the validity of the execution and delivery of any of the Documents by the Borrower except such consents, approvals, exemptions, waivers, licenses, or other authorizations, actions, filings or registrations as
(i) have been obtained, completed or made, (ii) are of a routine or administrative nature or (ii) to which the failure to obtain or make could not reasonably be expected to cause a Material Adverse Change.

     7. To my knowledge after due inquiry, there are no legal or arbitral proceedings, and no proceedings by or before any governmental or regulatory authority or agency, pending or threatened against or affecting the Borrower or properties or rights of the Borrower which, if adversely determined, (a) could cause a Material Adverse Change, or (b) could impair the value of the security granted to the Bank pursuant to the Pledge Agreement.

     8. The Pledge Agreement creates as security for the Indebtedness in favor of the Bank a valid security interest enforceable against the Borrower in all right, title, and interest of the Borrower in the Pledged Securities (as defined in the Pledge Agreement) to which Article 9 of the Uniform Commercial Code in effect in the State of Texas ("U.C.C.") is applicable, assuming the Bank takes and retain possession of the Pledged Securities, and no filing or recording is necessary to perfect the Bank's security interest in such Pledged Securities. Assuming the Bank is a "bona fide purchaser" (as defined in Section 8-302 of the U.C.C.) of the Pledged Securities and assuming the Bank acquired its interest in the Pledged Securities in good faith and without notice of any adverse claims and that each Pledged Securities is either in bearer form or in registered form, issued or endorsed in the name of the Bank or in blank, the Bank will acquire a security interest in the Pledged Securities that is prior to any other security interest therein under the U.C.C.

     9. No other taxes and governmental fees and charges are required by any Governmental Authority in connection with (a) the creation or perfection of the liens purported to be created by the Pledge Agreement, (b) the execution and delivery of the Documents, or (c) the obtaining of credit under the Credit Agreement.

     10.  As of the date of this opinion, [                ] Keystone Shares are
                                           ----------------
authorized and [               ] Keystone Shares are issued and outstanding.
                ---------------
The Borrower beneficially owns a total of [               ] Keystone Shares.
                                           ---------------
Except as set forth on Annex A hereto, (i) there are no outstanding subscriptions, warrants, options, calls or commitments of any character relating to or entitling any Person to purchase or otherwise acquire any capital stock of Keystone, (ii) there are no obligations or securities convertible into or exchangeable for shares of any capital stock of Keystone or any commitments of any character relating to or entitling any Person to purchase or otherwise acquire any such obligations or securities, and (iii) there are no preemptive or similar rights to subscribe for or to purchase any capital stock of Keystone.

     11. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System. The making of the Advances and the application of the proceeds thereof by the Borrower, and the issuance of the Letters of Credit as provided in the Credit Agreement do not violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

     12. The Borrower is not any "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     13. The Borrower is not a "holding company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     The foregoing opinions are, with your concurrence, predicated upon and qualified in their entirety by the following:

     This opinion letter is solely for your benefit and the benefit of your counsel and may not be relied upon by any Person other than you and your counsel.

                                    Very truly yours,